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                                                                    EXHIBIT 15.2

[ACNIELSEN LOGO]

Santiago, February 18, 2004

FREE TRANSLATION

Cerveceria Chile
Present

We hereby consent to the use of information by Cerveceria Chile S.A. from our "ACNielsen Retail Index for Beer Category" with means of presenting this information internally, incorporating the context of the reports that we have provided.

Sincerely,

                              /s/ Cristian Urzua B.
                              ---------------------
                                Cristian Urzua B.
                                 Client Service
                              ACNielsen Chile S.A.